Exhibit 10.1

CROCS, INC.
2015 EQUITY INCENTIVE PLAN

1.                                      Purpose.  The purpose of the Crocs, Inc. 2015 Equity Incentive Plan (the “Plan”) is to promote the interests of the Company and its stockholders by aligning the interests of employees and others who are selected to be Participants with those of the Company’s stockholders, providing Participants with a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates, and assisting the Company in attracting, motivating and retaining the best available individuals for service to the Company.

2.                                      Definitions.  The capitalized terms used in the Plan have the meanings set forth below.

(a)                                 “Acquired Entity” means any entity acquired by the Company or an Affiliate or with which the Company or an Affiliate merges or combines.

(b)                                 “Affiliate” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.  Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, the term “Affiliate” shall mean any corporation that is a “subsidiary corporation” of the Company, as that term is defined in Section 424(f) of the Code, or any successor provisions.

(c)                                  “Agreement” means any written or electronic agreement, instrument or document evidencing the grant of an Award in such form as has been approved by the Committee, including all amendments thereto.

(d)                                 “Award” means a grant made under the Plan in the form of Restricted Stock, Restricted Stock Units, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock-based award.

(e)                                  “Board” means the Board of Directors of the Company.

(f)                                   “Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or an Affiliate, means (i) the Participant’s conviction of, or guilty or no contest plea to, any felony; (ii) any act of fraud by the Participant related to or connected with the Participant’s employment by the Company; (iii) the Participant’s material breach of his or her fiduciary duty to the Company; (iv) the Participant’s gross negligence or gross misconduct in the performance of duties reasonably assigned to the Participant which causes material harm to the Company; (v) any willful violation by the Participant of the Company’s codes of conduct or other rules or policies of the Company; or (vi) any entry of any court order or other ruling that prevents the Participant from performing his or her material duties and responsibilities hereunder.

(g)                                  “Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the

Participant and the Company or an Affiliate, means the first day that any one or more of the following conditions have been satisfied:

(i)                                     An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or (4) any acquisition by any Person pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 2(g)(iii); or

(ii)                                  During any consecutive 24-month period, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)                               The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”); excluding, however, such a Business Combination pursuant to which

(A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination shall beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(B) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination shall have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination shall have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)                              Approval by stockholders of a complete liquidation or dissolution of the Company.

Notwithstanding anything herein stated, no Change in Control shall be deemed to occur unless it would be deemed to constitute a change in ownership or effective control, or a change in the ownership of a substantial portion of the assets, of a business under Section 409A.

(h)                                 “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute, and the regulations promulgated thereunder.

(i)                                     “Committee” means one or more committees or subcommittees of the Board consisting of at least two directors. The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Stock may then be listed. For purposes of Awards intended to constitute Performance-Based Compensation, to the extent required by Section 162(m) of the Code, Committee means all of the members of the Committee who are “outside directors” within the meaning of Section 162(m) of the Code. For purposes of Awards to Participants who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act. All references in the Plan to the Committee shall be, as applicable, to the Board, the Compensation Committee or any other committee or any officer to whom authority has been delegated to administer the Plan.

(j)                                    “Company” means Crocs, Inc., a Delaware corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

(k)                                 “Disability” means the disability of a Participant such that the Participant is considered disabled under any retirement plan of the Company which is qualified under Section 401 of the Code, or as otherwise determined by the Committee.

(l)                                     “Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

(m)                             “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.

(n)                                 “Fair Market Value” as of any date means, unless otherwise expressly provided in the Plan, the closing sale price of a Share on the Nasdaq Global Select Market (or such other national securities exchange as may at the time be the principal market for the Shares) on that date or, if no sale of the Company’s Shares occurred on that date, on the next preceding day on which a sale of Shares occurred.  If the Shares are not then listed and traded upon the Nasdaq Global Select Market or other national securities exchange, Fair Market Value shall be what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

(o)                                 “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(p)                                 “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code.

(q)                                 “Non-Employee Director” means a member of the Board who is not an Employee.

(r)                                    “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.

(s)                                   “Option” means a right to purchase a number of Shares at a specified price.

(t)                                    “Participant” means a person to whom an Award is or has been made in accordance with the Plan.

(u)                                 “Performance-Based Compensation” means an Award to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a “covered employee” (as defined in Section 162(m)(3) of the Code) that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

(v)                                 “Performance Period” means the period of time as specified in an Agreement over which any Award subject to Performance Measures is to be earned.

(w)                               “Performance Measures” means any measures of performance established by the Committee in connection with the grant of an Award.  In the case of any such grant intended to constitute Performance-Based Compensation, the Performance Measures shall consist of one or a combination of two or more of the following performance criteria:  net sales; net earnings; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (basic or diluted); profitability as measured by return ratios (including return on assets, return on equity, return on investment return on invested capital and return on net sales) or by the degree to which any of the foregoing earnings measures exceed a percentage of net sales; cash flow; market share; margins (including one or more of gross, operating and net earnings margins); stock price; total stockholder return;

asset quality; non-performing assets; revenue growth; operating income; pre- or after-tax income; cash flow per share; operating assets; improvement in or attainment of expense levels or cost savings; economic value added; and improvement in or attainment of working capital levels.  Any Performance Measure utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, Affiliate or individual performance.

(x)                                 “Performance Unit” means the right to receive the Fair Market Value of one Share upon the achievement of specified levels of one or more Performance Measures in accordance with an Award granted under Section 11.

(y)                                 “Plan” means this Crocs, Inc. 2015 Equity Incentive Plan, as amended and in effect from time to time.

(z)                                  “Restricted Stock” means Shares issued in accordance with an Award granted under Section 7 so long as the retention and/or vesting of such Shares remains subject to conditions or restrictions.

(aa)                          “Restricted Stock Unit” means a derivative security provided in accordance with an Award granted under Section 8 which represents the right to receive, in cash and/or Stock as determined by the Committee, the Fair Market Value of one Share, and the retention, vesting and/or settlement of which is subject to conditions or restrictions.

(bb)                          “Retirement” means termination of an Employee’s employment, other than for Cause, at or after age 65.

(cc)                            “Section 409A” means Section 409A of the Code, including any regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

(dd)                          “Share” means a share of Stock.

(ee)                            “Stock” means the common stock, par value $0.001 per share, of the Company.

(ff)                              “Stock Appreciation Right” means a right, the value of which is determined in relation to the appreciation in value of Shares in accordance with an Award granted under Section 10.

(gg)                            “Subsidiary” means a “subsidiary corporation” as that term is defined in Section 424(f) of the Code or any successor provision.

(hh)                          “Substitute Award” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by an Acquired Entity.

(ii)                                  “Successor” means the legal representative of an incompetent Participant, or if the Participant is deceased means the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant’s death.

(jj)                                “Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Business Combination.  “Parent Company” means a company or other entity which as a result of a Business Combination owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

(kk)                          Transferee” means any “family member” (as defined by the general instructions to Form S-8 under the Securities Act of 1933) of the Participant.

3.                                      Administration and Indemnification.

(a)                                 Administration.

(i)                                     The Committee shall administer the Plan.  The Committee shall have exclusive power to (1) make Awards; (2) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan; (3) prescribe and amend the terms of Agreements evidencing Awards; and (4) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended.  A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee.  Notwithstanding the foregoing, the Board shall perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.

(ii)                                  Notwithstanding the foregoing, the Board or the Compensation Committee may delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Participants, to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards intended to constitute Performance-Based Compensation.  Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time.  To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Participants, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act or to grant Awards intended to constitute Performance-Based Compensation.

(iii)                               To the extent within its discretion and subject to Sections 16 and 17, the Committee may amend the terms and conditions of any outstanding Award.

(iv)                              The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.  Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan.  In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

(v)                                 In order to facilitate compliance with the applicable provisions of the laws in other countries in which the Company or its Affiliates operate or have Employees or non-employee consultants and advisors, and notwithstanding any other provision of this Plan, the Committee shall have the power and authority to (1) determine which (if any) individuals rendering services or employed outside the United States are eligible to participate in the Plan or to receive any type of Award hereunder; (2) determine which non-U.S.-based Affiliates or operations may participate in the Plan; (3) modify the terms and conditions of any Awards made to such individuals or with respect to such non-U.S.-based Affiliates or operations; and (4) establish sub-plans, modify methods of exercise, modify payment restrictions on sale or transfer of Shares and other terms and procedures to the extent deemed necessary or desirable by the Committee to comply with applicable laws of the non-U.S. jurisdiction.

(b)                                 Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4.                                      Shares Subject to the Plan; Award Limits.

(a)                                 Authorized Number of Shares.  Subject to adjustment from time to time as provided in Section 17, the number of Shares reserved and authorized for issuance under the Plan shall be 7,000,000 Shares, plus:

(i)                                     up to 1,192,777 Shares available for issuance and not issued or subject to outstanding awards under the Company’s 2007 Equity Incentive Plan (As Amended and Restated Effective June 28, 2011) (the “Prior Plan”) as of the Effective Date, which Shares shall cease to be set aside or reserved for issuance pursuant to the Prior Plan effective on the Effective Date and shall instead be set aside and reserved for issuance pursuant to the Plan and

(ii)                                  up to 4,916,835 Shares subject to outstanding awards under the Prior Plan as of the Effective Date that cease to be subject to such awards following the Effective Date (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested or nonforfeitable Shares), which Shares shall cease to be set aside or reserved for issuance pursuant to the Prior Plan effective on the date upon which they cease to be so subject to such awards and shall instead be set aside and reserved for issuance pursuant to the Plan.

(b)                                 Share Usage.

(i)                                     Any Shares subject to that portion of an Award which, for any reason, is forfeited or expires or terminates unexercised or unearned may again be used for future Awards.

(ii)                                  Any Shares subject to an Award settled in cash or other property in lieu of Shares may again be used for future Awards.

(iii)                               If a Stock Appreciation Right has been exercised and settled in Shares, the gross number of Shares with respect to which such exercise occurred shall be deemed granted and may not again be the subject of Awards under the Plan.

(iv)                              Shares tendered or withheld in payment of an Option exercise price or to satisfy any tax withholding obligation shall not be added to the total number of Shares available for grant under the Plan.

(v)                                 Shares that are repurchased by the Company with Option proceeds shall not be added to the total number of Shares available for grant under the Plan.

(c)                                  Fungible Share Provision.  The aggregate number of Shares available for issuance under the Plan will be reduced (i) by 1.79 Shares for each Share delivered in settlement of any Award of Restricted Stock, Restricted Stock Units, Performance Units, Stock or any other stock-based Award other than Options or Stock Appreciate Rights and (ii) by one Share for each Share delivered upon the exercise and settlement of Options or Stock Appreciation Rights.

(d)                                 Source of Shares.  The Shares issued under the Plan may come from authorized and unissued shares or treasury shares.

(e)                                  Fractional Shares.  No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.

(f)                                   Award Limits.

(i)                                     Incentive Stock Options.  The maximum number of Shares that may be issued pursuant to Incentive Stock Options shall be 7,000,000, which limit will be subject to adjustment under Section 17 to the extent such adjustment is consistent with adjustments permitted of a plan authorizing the grant of incentive stock options under Section 422 of the Code.

(ii)                                  Individual Award Limits for Section 162(m) of the Code.  The maximum number of Shares subject to each type of Award intended to constitute Performance-Based Compensation granted to any Participant in any calendar year shall not exceed the following:  (1) Options and/or Stock Appreciation Rights:  an aggregate of 1,000,000 Shares; and (2) Restricted Stock, Restricted Stock Unit or Performance Unit Awards:  an aggregate of 1,000,000 Shares.  The foregoing limits shall be subject to adjustment under Section 17, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as Performance-Based Compensation.

(iii)                               Limits on Awards to Non-Employee Directors.  Subject to adjustment from time to time as provided in Section 17, the aggregate number of Shares subject to all Awards granted to any Non-Employee Director in any calendar year shall not exceed an aggregate of 200,000 Shares. The foregoing limit shall not apply to any Award made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers.

5.                                      Eligibility.  Participation in the Plan shall be limited to (a) Employees, (b) individuals who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director, such as a Non-Employee Director, and (c) any individual the Company desires to induce to become an Employee or Non-Employee Director, provided that any such grant shall not be effective until such individual becomes an Employee or Non-Employee Director, as the case may be.  The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees.  References herein to “employed,” “employment” or similar terms (except “Employee”) shall include the providing of services in any capacity, including as a director.  Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, nor any change in status from an Employee to a consultant of the Company shall be deemed a termination of employment for purposes of the Plan.

6.                                      General Terms of Awards.

(a)                                 Amount of Award.  Each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee, which may include conditions on vesting, exercisability, lapsing of restrictions or payment that are tied to Performance Measures.

(b)                                 Vesting and Term.  Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the period until the applicable Award is scheduled to expire, which shall not be more than ten years from the Grant Date, and any applicable Performance Period.  The Committee may provide for such vesting conditions as it may determine, except that, subject to adjustment as provided in Section 17, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan that contain no restrictions or restrictions based solely on continuous employment or services over less than one year shall not exceed 5% of the aggregate maximum number of shares specified in Section 4(a).  This limitation will not, however, apply in the following situations:  (i) upon a Change in Control; (ii) termination of employment due to death or Disability; and (iii) a Substitute Award granted pursuant to Section 20.

(c)                                  Transferability.  Except as provided in this Section, (i) during the lifetime of a Participant, only that Participant (or that Participant’s Successor) may exercise an Option or Stock Appreciation Right, or receive payment with respect to any other Award, and (ii) no Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant’s death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder.  Any attempted transfer in violation of this Section 6(c) shall be of no effect.  The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferable, to the extent permitted by law, to a Transferee if the Participant does not receive any consideration for the transfer.  Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee.  For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any Transferee.

(d)                                 Termination of Employment.  Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant’s termination of employment with the Company and all of its Affiliates, the following provisions shall apply:

(i)                                     Options and Stock Appreciation Rights.

(1)                                 Death or Disability.  If a Participant’s employment terminates because of death or Disability before an Award of an Option or Stock Appreciation Right has expired, the portion of such Award that was exercisable immediately prior to such termination shall remain exercisable for one year after the date of such termination of employment (but not after the scheduled expiration date of such Award).  The unexercisable portion of such Award shall terminate at the date of termination of employment.

(2)                                 Retirement.  If the employment of a Participant who is an Employee terminates because of Retirement before an Award of an Option or Stock Appreciation Right has expired, the portion of such Award that was exercisable immediately prior to such termination shall remain exercisable for one year after the date of such termination of employment (but not after the scheduled expiration date of such Award).  The unexercisable portion of such Award shall terminate at the date of termination of employment.

(3)                                 Cause.  If a Participant’s employment is terminated for Cause, all Awards to the Participant will terminate immediately upon such termination.

(4)                                 Termination for Other Reasons.  If a Participant’s employment terminates for any reason other than death, Disability, Retirement or Cause, then the unexercisable portion of any Award of an Option or Stock Appreciation Right held by such Participant shall terminate at the date of termination of employment, and any portion of such Award that was exercisable immediately prior to such termination shall remain exercisable for three months after termination of the Participant’s employment (but not after the scheduled expiration date of such Award) if the Participant is not a Non-Employee Director, and shall remain exercisable until the scheduled expiration of the Award if the Participant is a Non-Employee Director.

(e)                                  Rights as Stockholder.  Each Agreement shall provide that a Participant shall have no rights as a stockholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

(f)                                   Performance-Based Awards.  Any Award may be granted as a performance-based Award denominated in Shares if the Committee establishes one or more Performance Measures upon which vesting, the lapse of restrictions or settlement in cash or Shares is contingent.  With respect to any Award intended to be Performance-Based Compensation, the Committee shall establish and administer Performance Measures in a manner that satisfies the requirements under Section 162(m) of the Code.  The Committee may provide in any Award intended to be Performance-Based Compensation that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period:  (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary, unusual and/or non-recurring items, that in all of the foregoing the Company identifies in its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of the Company’s periodic reports, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, (viii) gains and losses on asset sales, and (ix) impairments].  To the extent such inclusions or exclusions affect Awards intended to be Performance-Based Compensation, they shall be established and administered in a manner that satisfies the requirements under Section 162(m) of the Code.

7.                                      Restricted Stock Awards.

(a)                                 An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement.  The Committee may provide for the vesting of such Shares and the corresponding lapse or waiver of any such restrictions or conditions based on such factors or criteria as the Committee, in its sole discretion, may determine.

(b)                                 Except as otherwise provided in the applicable Agreement, the Shares subject to an Award of Restricted Stock shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant.  Any such Stock certificate shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legend with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.  Any book-entry shall be accompanied by a similar legend.

(c)                                  Upon the vesting of Restricted Stock and the corresponding lapse of the restrictions and conditions, unrestricted Shares shall be issued to the Participant or a Successor or Transferee.

(d)                                 Unless otherwise provided in an Agreement, a Participant or a Transferee with a Restricted Stock Award shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

8.                                      Restricted Stock Unit Awards.  An Award of Restricted Stock Units under the Plan shall be subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement.  The Committee may provide for the vesting of Restricted Stock Units and the corresponding lapse or waiver of any such restrictions or conditions based on such factors or criteria as the Committee, in its sole discretion, may determine.  Following the vesting of a Restricted Stock Unit Award, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee.

9.                                      Stock Options.

(a)                                 Terms of All Options.

(i)                                     An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option.  The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than the Fair Market Value of a Share as of the Grant Date (except as provided in Section 20).

(ii)                                  The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, which may include, to the extent permitted by the Committee, payment under a broker-assisted sale and remittance program acceptable to the Committee.  The purchase price may be paid in cash or, if the Committee so permits, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair

Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased), or a combination thereof, unless otherwise provided in the Agreement.

(iii)                               Each Option shall be exercisable in whole or in part on the terms provided in the Agreement.  Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date.  For Incentive Stock Options, the maximum term shall comply with Section 422 of the Code, as specified in Section 9(b). In no event shall any Option be exercisable at any time after its scheduled expiration.  When an Option is no longer exercisable, it shall be deemed to have terminated.

(iv)                              Options will not be granted under the Plan in consideration for, and the grant of Options will not be conditioned on, the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other Option.

(b)                                 Incentive Stock Options.  In addition to the other terms and conditions applicable to all Options:

(i)                                     The aggregate Fair Market Value (determined as of Option Grant Date) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option.  To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option.

(ii)                                  An Incentive Stock Option shall not be exercisable more than 10 years after its Grant Date (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option.

(iii)                               An Incentive Stock Option shall not be exercisable more than one year after termination of the Participant’s employment with the Company and its Affiliates if such termination is due to the Participant’s death or Disability, or more than three months after termination of the Participant’s employment if such termination is due to any other reason.

(iv)                              The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.

(v)                                 No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Section 424(d) of the Code) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option is not exercisable after the date five years from its Grant Date.

10.                               Stock Appreciation Rights.  An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (a) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (b) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the Grant Date of the Stock Appreciation Right.  Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement.  Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Stock Appreciation Right, the maximum term of a Stock Appreciation Right shall be ten years from the Grant Date. No Stock Appreciation Right shall be exercisable at any time after its scheduled expiration.  When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have terminated.  Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee.  The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

11.                               Performance Units.

(a)                                 Initial Award.

(i)                                     An Award of Performance Units under the Plan shall entitle the Participant (or a Successor or Transferee) to future payments of cash, Shares or a combination thereof, as determined by the Committee, based upon the achievement of specified levels of one or more Performance Measures.  The Agreement may provide that a portion of a Participant’s Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award.  The Agreement shall also provide for the timing of the payment.

(ii)                                  Following the conclusion or acceleration of each Performance Period, the Committee shall determine the extent to which (1) Performance Measures have been attained, (2) any other terms and conditions with respect to an Award relating to the Performance Period have been satisfied and (3) payment is due with respect to an Award of Performance Units.

(b)                                 Acceleration and Adjustment.  The Agreement may permit an acceleration of the Performance Period and an adjustment of Performance Measures and payments with respect to some or all of the Performance Units awarded to a Participant upon the occurrence of certain events, which may include a recapitalization, a change in the accounting practices of the Company, a change in the Participant’s title or employment responsibilities, the Participant’s death, Disability or Retirement or, with respect to payments in Shares, a reclassification, stock dividend, stock split or stock combination as provided in Section 17; provided that, if the Performance Units are intended to be Performance-Based Compensation, any such acceleration, adjustments, and payments shall be structured to satisfy the requirements of Performance-Based Compensation.  The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.

12.                               Other Awards.  The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and phantom securities.  The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of the Plan.  The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

13.                               Effective Date and Duration of the Plan.

(a)                                 Effective Date.  The Plan shall become effective on the date it is approved by the requisite vote of the Company’s stockholders at the 2015 Annual Meeting of Stockholders or any adjournment thereof (the “Effective Date”).

(b)                                 Duration of the Plan.  The Plan shall remain in effect until all Shares subject to it shall be distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 16, or the tenth anniversary of the Effective Date, whichever occurs first (the “Termination Date”).  Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise.

14.                               Plan Participation and Employment Status.

(a)                                 Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.

(b)                                 Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person’s compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

15.                               Tax Withholding.  The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes.  The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares.  In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the minimum required withholdings through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

16.                               Amendment and Termination of the Plan and Agreements.

(a)                                 Except as limited in (b) below, (i) the Board may at any time and from time to time terminate, suspend or amend the Plan and (ii) the Committee may at any time alter or amend any or all Agreements under the Plan.  The Company shall submit any amendment of the Plan to its stockholders for approval if the rules of the Nasdaq Global Select Market or other applicable laws or regulations require stockholder approval of such amendment.

(b)                                 No termination, suspension, or amendment of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or amendment, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Sections 11(b) or 17 does not adversely affect these rights.

(c)                                  In no event, however, shall the Board or the Committee have the right, without stockholder approval, to (i) lower the exercise or grant price of an Option or SAR after it is granted, except in connection with adjustments provided in Section 17, (ii) cancel an Option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another option or stock appreciation right, restricted stock or other equity award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction or (iii) take any other action that is treated as a repricing under generally accepted accounting principles.

17.                               Adjustment for Changes in Capitalization.  In the event of any equity restructuring (within the meaning of Accounting Standard Codification 718, Compensation—Stock Compensation, issued by the Financial Accounting Standards Board, referred to as “FASB ASC Topic 718”) that causes the per share value of Shares to change, such as a stock dividend or stock split, the Committee shall cause there to be made an equitable adjustment to the number and kind of shares or other securities reserved and authorized for issuance pursuant to the Plan under Section 4(a), the maximum Share numbers set forth in Section 4(f)(1), Section 4(f)(2) and Section 4(f)(3) and to outstanding Awards (including but not limited to the number and kind of shares to which such Awards are subject, and the exercise or strike price of such Awards) to the extent such other Awards would not otherwise automatically adjust in the equity restructuring; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such Incentive Stock Options to violate Section 422(b) of the Code or any successor provision.  Notwithstanding anything in this Plan to the contrary, (a) any adjustments made pursuant to this Section 17 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 17 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.  In the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights.  In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan.  Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number.

18.                               Change in Control.  Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement or arrangement between the Participant and the Company, in the event of a Change in Control:

(a)                                 If the Change of Control is a Business Combination in which Awards, other than Awards that vest based on the achievement of performance goals, could be converted, assumed, substituted for or replaced by the Successor Company, then, if and to the extent that the Successor Company converts, assumes, substitutes or replaces an Award, the vesting restrictions and/or forfeiture provisions applicable to such Award shall not be accelerated or lapse, and all such vesting restrictions and/or forfeiture provisions shall continue with respect to any shares of the Successor Company or other consideration that may be received with respect to such Award. If and to the extent that such Awards are not converted, assumed, substituted for or replaced by the Successor Company, such Awards shall become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change of Control and such Awards shall terminate at the effective time of the Change of Control.

If the Change of Control is not a Business Combination in which Awards, other than Awards that vest based on the achievement of performance goals, could be converted, assumed, substituted for or replaced by the Successor Company, all outstanding Awards, other than Awards that vest based on the achievement of performance goals, shall become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change of Control and shall terminate at the effective time of the Change of Control.

For the purposes of this Section 18(a), an Award shall be considered converted, assumed, substituted for or replaced by the Successor Company if following the Business Combination the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Business Combination, the consideration (whether stock, cash or other securities or property) received in the Business Combination by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Business Combination is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Business Combination. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(b)                                 All Awards that vest based on the achievement performance goals will be treated as provided in the instrument evidencing the Award or in a written employment, services or other agreement or arrangement between the Participant and the Company.

(c)                                  Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide in the event of a Change in Control that is a Business Combination, that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Business Combination and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Business Combination, or, in the event the Business Combination does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

(d)                                 For the avoidance of doubt, nothing in this Section 18 requires all outstanding Awards to be treated similarly.

19.                               Dividends and Dividend Equivalents.  An Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as determined by the Committee; provided, however, that with respect to Awards that are subject to achievement of Performance Measures, any such credited dividends or dividend equivalents may only be paid with respect to the portion of such Awards that is actually earned.  Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents, and must comply with or qualify for an exemption under Section 409A.

20.                               Corporate Mergers, Acquisitions, Etc.  Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan.  Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan.  In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination and previously approved by the Acquired Entity’s stockholders, then, to the extent determined by the Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of Shares authorized for issuance under the Plan; provided, however, that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or an Affiliate immediately prior to such acquisition or combination.  In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

21.                               Unfunded Plan.  The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan.  Neither the Company, its Affiliates, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee.  To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

22.                               Limits of Liability.

(a)                                 Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b)                                 Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(a)(2) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

23.                               Compliance with Applicable Legal Requirements.  No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.

24.                               Deferrals and Settlements.  The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan.  It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.  The terms of any deferrals under this Section 24 shall comply with all applicable law, rules and regulations, including, without limitation, Section 409A.

25.                               Other Benefit and Compensation Programs.  Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

26.                               Beneficiary Upon Participant’s Death.  To the extent that the transfer of a Participant’s Award at death is permitted by this Plan or under an Agreement, (a) a Participant’s Award shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (b) upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and this Plan.  If no such designation of a beneficiary has been made, the Participant’s legal representative shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted by this Plan or under an Agreement.

27.                               Recoupment.  For Participants subject to the Company’s Recovery of Executive Compensation Policy (the “Policy”), all amounts earned under the Plan are subject to the Policy, as in effect from time to time, a current copy of which may be requested from the Company at any time, and the terms and conditions of which are hereby incorporated by reference into the Plan.  In addition, Awards shall be subject to the requirements of (a) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (b) similar rules under the laws of any other jurisdiction, (c) any compensation recovery or clawback policies adopted by the Company to implement any such requirements or (d) any other compensation recovery or clawback policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Participant.

28.                               Requirements of Law.

(a)                                 To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.

(b)                                 If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(c)                                  The Plan and Awards granted under the Plan are intended to comply with or be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options and stock appreciation rights under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any such Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions; provided, however, that the Committee makes no representations or warranties that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan. No provision of the Plan or any Award shall be interpreted or construed to transfer any liability resulting from or arising out of any such consequences from a Participant or any other individual to the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i) to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A. In addition, if the Participant is a “specified employee,” within the meaning of Section 409A(2)(B)(i), then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of (a) the date that is six months following the Participant’s separation from service or (b) the Participant’s death. Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A.